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PICTURETEL CORPORATION
1998 ACQUISITION STOCK OPTION PLAN
(As amended through October 12, 2001)

1.  PURPOSE

    The purpose of this Acquisition Stock Option Plan (the "Plan") is to advance the interests of PictureTel Corporation (the "Company") by enhancing its ability to (a) attract and retain employees who are in a position to make significant contributions to the future success of the Company and its subsidiaries; (b) complete acquisitions and attract employees to the businesses acquired by the Company; (c) attract other persons or entities who are in a position to make a significant contribution to the success of the Company and its subsidiaries; and (d) encourage employees to take into account the long-term interests of the Company.

    The Plan provides for the award of options to purchase shares of the common stock, par value $0.01 per share, of the Company ("Stock"). Options granted pursuant to the Plan will not be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.  ELIGIBILITY FOR AWARDS

    It is intended that the options hereunder be issued only to employees (excluding directors and officers of the Company) or such other persons or entities who, in the opinion of the Board of Directors, are in a position to make a significant contribution to the future success of the Company, its subsidiaries and businesses acquired by the Company. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock. Persons selected for awards under the Plan are referred to herein as "participants". Notwithstanding the preceding, the Board of Directors may grant options pursuant to Section 6.(i)(6) below to those individuals who are selected in the manner described therein to receive such options.

3.  ADMINISTRATION

    The Plan shall be administered by the Board of Directors (the "Board of Directors") of the Company. The Board of Directors shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards consisting of options to such participants as the Board of Directors may select; (b) to determine the time or times when awards shall be granted and the number of shares of Stock subject to each award; (c) to determine the terms and conditions of each award; (d) to prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board of Directors shall be conclusive and shall bind all parties. Subject to Section 8 the Board of Directors shall also have the authority, both generally and in particular instances, to waive compliance by a participant with any obligation to be performed by the participant under an award, to waive any condition or provision of an award, and to amend or cancel any award (and if an award is canceled, to grant a new award on such terms as the Board of Directors shall specify) except that the Board of Directors may not take any action with respect to an outstanding award that would adversely affect the rights of the participant under such award without such participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board of Directors to make adjustments required by Section 5(c) and Section 6(i).

    The Board of Directors may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan, as appropriate, to the Board of Directors shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two (2) directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a written resolution signed by a majority of the Committee members.

4.  EFFECTIVE DATE AND TERM OF PLAN

    The Plan shall become effective on the date on which the Board of Directors of the Company approves it.

    No awards shall be granted under the Plan after the completion of ten (10) years from the date on which the Plan was adopted by the Board of Directors, but awards previously granted may extend beyond that date.

5.  SHARES SUBJECT TO THE PLAN

    (a)  Number of Shares.  Subject to adjustment as provided in Section 5(c), the aggregate number of shares of Stock that may be delivered upon the exercise of awards granted under the Plan shall be 5,900,000. If any award granted under the Plan terminates without having been exercised in full, or upon exercise is satisfied other than by delivery of Stock, the number of shares of Stock as to which such award was not exercised shall be available for future grants within the limits set forth in this Section 5(a).

    (b)  Shares to be Delivered.  Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board of Directors so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury. No fractional shares of Stock shall be delivered under the Plan.

    (c)  Changes in Stock.  In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of Stock subject to awards then outstanding or subsequently granted under the Plan, the exercise price of such awards, the maximum number of shares of Stock that may delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Board of Directors, whose determination shall be binding on all persons.

    The Board of Directors may also adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board of Directors that such adjustment is appropriate to avoid distortion in the operation of the Plan.

6.  TERMS AND CONDITIONS OF OPTION

    (a)  Exercise Price of 0ptions.  The exercise price of each option shall be determined by the Board of Directors, but the exercise price shall not be less than 100% of the fair market value per share of the Stock at the time the option is granted. For purposes of this Plan, fair market value of a share of stock on any date shall be the price at the close of the most recent trading day in the over-the-counter market with respect to such Stock, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such similar system on which the Stock is quoted.

    (b)  Duration of Options.  Options shall be exercisable during such period or periods as the Board of Directors may specify. The latest date on which an option may be exercised (the "Final Exercise Date") shall be the date that is ten (10) years from the date the option was granted or such earlier date as the Board of Directors may specify at the time the option is granted.

    (c)  Exercise of Options.  Options shall become exercisable at such time or times and upon such conditions as the Board of Directors shall specify. In the case of an option not immediately exercisable in full, the Board of Directors may at any time accelerate the time at which all or any part of the option may be exercised.

      (1) Options may be exercised only in writing. Written notice of exercise must be signed by the proper person and furnished to the Company, together with (i) such documents as the Board of Directors may require and (ii) payment in full as specified below in Section 6(d) for the number of shares for which the option is exercised.

      (2) The delivery of Stock upon the exercise of an option shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Stock is at the time listed on any stock exchange, the listing requirements of such exchange, and (iii) Company counsel's approval of all other legal matters in connection with the issuance and delivery of such Stock. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

      (3) The Board of Directors shall have the right to require that the participant exercising the option remit to the Company an amount sufficient to satisfy minimum federal, state, or local withholding tax requirements (the "Withholding Requirements"), or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, prior to the delivery of any Stock pursuant to the exercise of the option. If permitted by the Board of Directors, either at the time of the grant of the option or the time of exercise, the participant may elect, at such time and in such manner as the Board of Directors may prescribe, to satisfy such Withholding Requirements by (i) delivering to the Company Stock (which in the case of Stock acquired from the Company shall have been owned by the participant for at least six months prior to the delivery date) having a fair market value equal to such Withholding Requirements, or (ii) requesting that the Company withhold from the shares of Stock to be delivered upon the exercise a number of shares of Stock having a fair market value equal to such Withholding Requirements.

      (4) If an option is exercised by the executor or administrator of a deceased participant, or by the person or persons to whom the option has been transferred by the participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

    (d)  Payment for and Delivery of Stock.  Stock purchased upon exercise of an option under the Plan shall be paid for as follows: (1) in cash or by personal check, certified check, bank draft or money order payable to the order of the Company; or (2) if so permitted by the Board of Directors, (i) through the delivery of shares of Stock (which, in the case of Stock acquired from the Company, shall have been held for at least six (6) months prior to delivery) having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (ii) by delivery of a promissory note of the participant to the Company, such note to be payable on such terms as are specified by the Board of Directors, provided, however, that if the Stock delivered upon exercise is an original issuance of authorized Stock, at least so much of the purchase price as constitutes the par value of the Stock shall be paid in cash, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iv) by any combination of the permissible forms of payment; provided, however, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid other than by a personal check or promissory note of the person exercising the option.

    (e)  Rights as Shareholder.  A participant shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by the participant under the Plan.

    (f)  Nontransferability of Awards.  Except as the Board of Directors may otherwise determine, no award may be transferred other than by will or by the laws of descent and distribution, and during a participant's lifetime an award may be exercised only by the participant.

    (g)  Death.  If a participant dies or ceases to be an employee by reason of permanent disability (as determined by the Board of Directors), each option held by the participant immediately prior to death or such permanent disability may be exercised, to the extent it was exercisable immediately prior to death or such permanent disability, by the participant or by the participant's executor or administrator or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one year period (or such longer or shorter period as the Board of Directors may determine) beginning with the date of the participant's death or permanent disability but in no event beyond the Final Exercise Date. Except as the Board of Directors may otherwise determine, all options held by a participant immediately prior to death or such permanent disability that are not then exercisable shall terminate on the date of death.

    (h)  Termination of Service Other Than By Death or Permanent Disability.  If a participant's employment with the Company and its subsidiaries terminates for any reason other than by death or permanent disability, unless the Board of Directors shall otherwise determine, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date employment terminates shall continue to be exercisable for a period of three (3) months (or such longer period as the Board of Directors may determine, but in no event beyond the Final Exercise Date) unless the employee was discharged for cause that in the opinion of the Board of Directors casts such discredit on the employee as to justify immediate termination of the employee's options. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(h), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board of Directors, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option. For purposes of this Section 6(h), a change in a classification by the Company to a "W-9 employee" or "W-9 consultant" shall be treated as a termination of employment.

    In the case of a participant who is not an employee, provisions relating to the exercisability of options following termination of service shall be specified in the award. If not so specified, all options held by such participant that are not then exercisable shall terminate upon termination of service. Options that are exercisable on the date the participant's service as a consultant or adviser terminates shall continue to be exercisable for a period of three (3) months (or such longer period as the Board of Directors may determine, but in no event beyond the Final Exercise Date) unless the consultant or adviser was terminated for cause that in the opinion of the Board of Directors casts such discredit on him or her as to justify immediate termination of his or her options. After completion of the post-termination exercise period, such options shall terminate to the extent not previously exercised, expired or terminated.

    (i)  Mergers, Change In Control, etc.

      (1) Immediately prior to the occurrence of a Change in Control, each outstanding option granted hereunder shall automatically become exercisable in full unless the Board of Directors shall otherwise expressly provide to the contrary at the time of grant. In addition to the foregoing, the Board of Directors may, in its sole discretion, at any time prior to or after a Change in Control provide that some or all of the unexercised portion of any one or more outstanding options shall be immediately exercisable and vested.

      (2) In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the outstanding capital stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the complete liquidation of the Company or the sale or transfer of substantially all of the assets of the Company (a "Covered Transaction"), all outstanding options will terminate as of the effective date of the Covered Transaction; provided, however, that at least twenty (20) days prior to the effective date of any such merger, consolidation, liquidation or sale of assets, but subject to Section 6(i)(3) and Section 6(i)(4), the Board of Directors shall make all outstanding options exercisable immediately prior to consummation of such Covered Transaction to the extent that such options are not exercisable immediately prior to the consummation of the Covered Transaction pursuant to this Section 6(i)(1).

      (3) If an outstanding option is subject to performance or other conditions (other than conditions relating the mere passage of time and continued employment) which will not have been satisfied at the time of the Covered Transaction, the Board of Directors may, in its sole discretion, remove such conditions. If, however, the Board of Directors does not remove such conditions, such option will terminate, because the conditions have not been satisfied, as of the date of the Covered Transaction notwithstanding Section 6(i)(2).

      (4) With respect to an outstanding option held by a participant who, following the Covered Transaction, will be employed by a corporation which is the surviving or acquiring corporation in such transaction or an affiliate of such corporation, the Board of Directors may, in lieu of the action described in Section 6(i)(2) or in addition to any option being exercisable immediately prior to consummation of the Covered Transaction pursuant to Section 6(i)(1), arrange to have such surviving or acquiring corporation or affiliate assume the option or grant to the participant a replacement option which, in the judgment of the Board of Directors, is substantially equivalent to the option.

      (5) A "Change in Control" shall be deemed to have occurred if any of the following conditions shall have been satisfied: (i) any Person after the date of the approval of this Plan becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company; (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii) or (iii) of this paragraph) whose election by the Board of Directors or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or being converted into voting securities of the surviving entity, sixty percent (60%) or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no person acquires twenty five percent (25%) or more of the combined voting power of the then outstanding securities of the Company; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the assets of the Company. The term "Person" shall have the meaning given in Section 3 (a) (9) of the Securities Exchange Act of 1934, as modified and used in Section 13 and Section 14 (d) thereof; provided, however, a Person shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (iii) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company. The term "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934 as amended from time to time.

      (6) In connection with the transaction between the Company and Polycom, Inc. ("Polycom") involving an exchange offer (the "Offer") by a wholly owned subsidiary of Polycom ("Merger Sub") followed by a second step merger of the Merger Sub into the Company (the "Merger") (the Offer and the Merger, collectively, hereinafter referred to as the "Transaction"), prior to the Expiration Date the Board of Directors shall grant options in the amount (subject to Section 5.(a) above) and to the persons (notwithstanding the first sentence of Section 2. above) designated by Polycom to receive such options. Notwithstanding the other provisions of this Section 6., in no event shall the Transaction (including the Offer and/or the Merger) constitute a Change in Control under the Plan with respect to any option granted pursuant to the preceding sentence and in no event shall the vesting or exercisability of any such options accelerate upon, immediately prior to, or in connection with the Transaction (including the Offer and/or the Merger). Options granted pursuant to this paragraph shall not be exercisable unless the Transaction is consummated.

      Notwithstanding the first paragraph of this Clause 6, such options may be granted prior to the Effective Date of the Merger by the Board of Directors of the Company, such options to be granted in accordance with the provisions of the Agreement and Plan of Merger dated as of May 24, 2001 between Polycom, Inc., Pharaoh Acquisition Corp. and the Company.

      At the effective time of the Merger, Polycom shall assume each option granted pursuant to the preceding paragraph and each such assumed option shall continue to have, and be subject to, the terms and conditions of such options immediately prior to the consummation of the Merger, except that: (a) each such assumed option shall be exercisable solely (or shall become exercisable by its terms solely) for that whole number of shares of Polycom common stock which equals the product of the number of shares of Stock that were issuable upon exercise of such assumed option immediately prior to the consummation of the Merger (assuming an exercise at that time) multiplied by the Option Exchange Ratio (as defined below), rounded down to the nearest whole number of shares of Polycom common stock; and (b) the per share exercise price for the shares of Polycom common stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Stock by the Option Exchange Ratio, rounded up to the nearest whole cent. The "Option Exchange Ratio" is the sum of (i) the fraction obtained by dividing $3.11 by the average of the closing prices of Polycom's common stock quoted on NASDAQ for the five (5) trading days immediately preceding the consummation of the Merger plus (ii) .1177.

7.  EMPLOYMENT RIGHTS

    Neither the adoption nor the amendment of the Plan, nor the grant of awards, shall confer upon any participant any right to continue as an employee, or consultant or advisor to, the Company, or any parent, subsidiary or successor to the Company, or affect in any way the right of the Company or any parent, subsidiary or successor to terminate any participant at any time. Except as specifically provided by the Board of Directors in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a participant even if the termination is in violation of an obligation of the Company to the participant by contract or otherwise.

8.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

    Neither the adoption of the Plan nor the grant of awards to a participant shall affect the Company's right to make awards to such participant that are not subject to the Plan, to issue to such participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued.

    The Board of Directors may at any time discontinue granting awards under the Plan. With the consent of the participant, the Board of Directors may at any time cancel an existing award in whole or in part and grant another award for such number of shares as the Board of Directors specifies. The Board of Directors may at any time or times amend the Plan or any outstanding award for the purpose of satisfying the requirements of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to further grants of awards, but no such amendment shall adversely affect the rights of any participant (without the participant's consent) under any award previously granted.

9.  GOVERNING LAW

    This Plan shall be governed by, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

10. MISCELLANEOUS

    Notwithstanding the provisions of any other restriction or term of the Plan, (i) the exercise price of any option grants made under this Plan shall be equal to, or in excess of, the fair market value of the Company's Common Stock on the date of such grant; and (ii) the Company shall not, without the approval of the holders of a majority of the Common Stock, decrease the exercise price of any stock option grants made under the Plan; provided that such restrictions shall not apply to the issuance of new options at a lower strike price upon the cancellation of existing options; and provided further that, notwithstanding any other provision of this Plan, the provisions of this Section 14(e) shall not be amended, modified, revoked, repealed or rescinded without the approval of the holders of a majority of the Common Stock

    October 12, 2001

PICTURETEL CORPORATION

NON-STATUTORY STOCK OPTION
(Amended thru September 27, 2001)

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    1.  Grant of Option.

    In connection with the transaction between PictureTel Corporation (the "Company") and Polycom, Inc. ("Polycom") involving an exchange offer (the "Offer") by a wholly owned subsidiary of Polycom ("Merger Sub") followed by a second step merger of Merger Sub into the Company (the "Merger") (the Offer and the Merger, collectively, hereinafter referred to as the "Transaction"), the Company hereby grants, immediately prior to the expiration of the Offer (the "Expiration Date"), to «First_ Name» «Last_Name» (the "Grantee"), an option to purchase an aggregate of «Shares_Granted» shares of authorized but not issued Common Stock of the Company, $.01 par value ("Stock"), at a price of «Option_Price» per share (the "Option Price") determined pursuant to the following sentence (hereinafter referred to as the "Option"). The Option Price per share of Stock shall be the fair market value of the Stock on the date of grant of this Option (the "Grant Date") which shall be the date immediately preceding the Expiration Date. The Option shall in no event be exercisable unless the Transaction is consummated. The date occurring twelve (12) months after the Grant Date is hereinafter referred to as the First Exercise Date, and dates occurring at the close of each subsequent three (3) month period thereafter are hereinafter referred to as "Second Exercise Date", "Third Exercise Date", "Fourth Exercise Date", etc.

    The Option is intended to be a non-statutory stock option and is made pursuant to the PictureTel Corporation 1998 Acquisition Stock Option Plan (the "Plan"), as amended, a copy of which will be furnished upon request.

    2.  Exercise of Option and Provisions for Termination.

    (a)  Exercise Schedule.

    Except as otherwise provided in this Agreement, this Option may be exercised during the period ending ten (10) years after the Grant Date (hereinafter the "Final Exercise Date"), on a cumulative basis as described below, in installments as to not more than the following percentage of the shares covered by this option during the respective exercise period set forth below:

Exercise Period	Percentage of Option Shares Exercisable
On and After the Grant Date and Prior to the First Exercise Date	None
On and After the First Exercise Date and Prior to the Second Exercise Date	25.00%
On and After the Second Exercise Date and Prior to the Third Exercise Date	31.25%
On and After the Third Exercise Date and Prior to the Fourth Exercise Date	37.50%
On and After the Fourth Exercise Date and Prior to the Fifth Exercise Date	43.75%
On and After the Fifth Exercise Date and Prior to the Sixth Exercise Date	50.00%
On and After the Sixth Exercise Date and Prior to the Seventh Exercise Date	56.25%
On and After the Seventh Exercise Date and Prior to the Eighth Exercise Date	62.50%
On and After the Eighth Exercise Date and Prior to the Ninth Exercise Date	68.75%
On and After the Ninth Exercise Date and Prior to the Tenth Exercise Date	75.00%
On and After the Tenth Exercise Date and Prior to the Eleventh Exercise Date	81.25%
On and After the Eleventh Exercise Date and Prior to the Twelfth Exercise Date	87.50%
On and After the Twelfth Exercise Date and Prior to the Thirteenth Exercise Date	93.75%
On and After the Thirteenth Exercise Date	100.00%

    The right of exercise shall be cumulative so that if the Option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all such shares not so purchased at any time prior to the Final Exercise Date or the earlier termination of this Option. This Option may not be exercised at any time after the Final Exercise Date. Notwithstanding the preceding, in no event shall the Option be exercisable unless the Transaction is consummated.

    (b)  Exercise Procedure.

    Subject to the conditions set forth in this Agreement, this Option shall be exercised by the Grantee's delivery of written notice of exercise to Polycom or such other corporation as may assume this option under Section 6, (such assuming corporation hereinafter called the "Successor Corporation"), specifying the Grant Date, number of shares to be purchased, and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 3. below. Such exercise shall be effective upon receipt by the Successor Corporation of such written notice together with the required payment. The Grantee may purchase less than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

    (c)  Continuous Employment Required.

    Except as otherwise provided in this Section 2., this Option may not be exercised unless the Grantee, at the time he exercises this Option, is, and has been at all times since the Grant Date of this Option, an employee of, or a consultant to, one or more of the Company, Polycom, or a Subsidiary of either the Company or Polycom. A "Subsidiary" of an entity for purposes of this Option shall be a corporation in which the entity owns directly or indirectly; stock possessing fifty (50) percent of the total combined voting power of all classes of stock. If this Option shall be assumed or a new option substituted therefor as contemplated by Section 6 below, employment by the Successor Corporation or its Subsidiary shall be considered for all purposes of this Option to be employment by the Company or its Subsidiary, as the case may be. In the event this Option was granted to a person serving as a consultant to the Company at the Grant Date, such person shall be treated for all purposes of this Option as an employee, and termination of his consultancy (except a termination simultaneous with such person becoming an employee) shall be considered, for all such purposes, as if his employment terminated at the time of termination of his consultancy.

    (d)  Voluntary Termination of Employment.

    If prior to the Expiration Date, the Grantee voluntarily ceases to be employed by the Company or its Subsidiary, or the Successor Corporation or its Subsidiary, the right to exercise this Option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall then be exercisable only to the extent that the Grantee was entitled to exercise this option on the date of such cessation.

    (e)  Termination Upon Death or Disability.

    If the Grantee dies or becomes disabled (within the meaning of Section 105(d) (4) of the Code) prior to the Final Exercise Date, while he is in the employ of the Company or its Subsidiary, or the Successor Corporation or its Subsidiary, this Option may be exercised to the extent it was exercisable immediately prior to death or such disability, by the Grantee or by the person to whom this option is transferred by will or the laws of descent and distribution. Except as otherwise indicated by the context, the term "Grantee", as used in this Option, shall be deemed to include the estate of the Grantee, or any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of death of the Grantee or the Grantee's legal guardian in the event of disability. All options for shares that are not exercisable at the date of termination shall be cancelled and terminated. All options that are exercisable after giving effect to the foregoing will remain exercisable until one year following the date of death or disability of the Grantee (but in no event after the Final Exercise Date)

    (f)  Termination for Cause.

    If the Grantee, prior to the Final Exercise Date, ceases his employment with the Company or its Subsidiary, or the Successor Corporation or its Subsidiary, because he is discharged for cause as determined under the Plan, the right to exercise this Option shall terminate immediately upon such cessation of employment.

    (g)  Involuntary Termination-Without Cause.

    If prior to the Final Exercise Date, the employment of the Grantee is terminated by the Company or its Subsidiary, or the Successor Corporation or its Subsidiary, without Cause, the right to exercise this Option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall then be exercisable only to the extent that the Grantee was entitled to exercise this option on the date of such cessation.

    (h)  Termination Upon Retirement.

    If, prior to the Final Exercise Date, the Grantee, prior to the normal retirement date (as determined by the Committee (as defined in the Plan)), retires with the consent of the Company or the Successor Corporation, as determined by the Committee, the Grantee shall be entitled to exercise this Option in full (all unexercisable Options becoming fully exercisable on such retirement date) until one year from the date of such retirement (but in no event after the Final Exercise Date).

    (i)  Leave of Absence.

    Except as otherwise required by applicable law, if the Grantee, prior to the Final Exercise Date, is absent from work under a leave of absence authorized by the Compensation Committee and he does not return to work within the period provided by the terms of such leave of absence, he shall be considered as having voluntarily terminated his employment. In calculating the Percentage of Option Shares Exercisable under Section 2(a) hereof, the period of the leave of absence shall not be credited and the Grantee shall have the right to exercise only that Percentage of Option Shares Exercisable on the date the leave of absence commenced. The Grantee shall be entitled to exercise all exercisable Option shares at any time during an authorized leave of absence. Upon the Grantee returning to full active employment with the Company or the Successor Corporation, service following the date of such return shall resume being credited for purposes of Section 2.(a), but with the period of leave of absence not credited, and accordingly, the exercise periods in Section 2.(a) shall be appropriately adjusted to give effect thereto.

    3.  Payment of Purchase Price.

    (a)  Method of Payment.

    Payment of the purchase price for shares purchased upon exercise of this Option shall be made by delivery to the Successor Corporation of cash, certified check, money order, or bank check (Successor Corporation may require), to the order of the Successor Corporation in an amount equal to the purchase price of such shares, or by delivery to the Successor Corporation of shares of stock of the Successor Corporation then owned by the Grantee having a fair market value equal in amount to the purchase price of such shares, or by delivery of an unconditional and irrevocable undertaking by a broker to deliver to the Successor Corporation sufficient funds to pay the exercise price, or by any combination of such methods of payment. No shares may be tendered or used in payment of the purchase price payable upon exercise of this option unless the tendered shares have been held by the Grantee for at least six (6) months.

    (b)  Valuation of Shares Tendered in Payment of Purchase Price.

    For the purposes hereof, the fair market value of any share of stock which may be delivered to the Successor Corporation in exercise of this Option shall be equal to the fair market value, as determined under the Plan, on the last business day preceding the date of exercise.

    If the Grantee exercises this Option by delivery of shares of stock, the certificate or certificates representing the shares to be delivered shall be duly executed in blank by the Grantee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Successor Corporation. Fractional shares of stock will not be accepted in payment of the purchase price shares acquired upon exercise of this Option.

    4.  Withholding Taxes.

    The Successor Corporation's obligation to deliver shares upon the exercise of this Option shall be subject to the Grantee's satisfaction of minimum federal, state and local income tax withholding requirements.

    5.  Non-transferability of Option.

    Except as provided in Section 2.(e), this Option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process and is exercisable during the Grantee's lifetime only by the Grantee (or if the Grantee is incapacitated, by the person(s) legally appointed to act on the Grantees behalf).

    6.  Effect of the Merger; No Change in Control.

    In no event shall the Transaction (including the Offer and/or the Merger) constitute a Change in Control under the Plan with respect to the Option. Furthermore, in no event shall the vesting or exercisability of the Option accelerate upon, immediately prior to, or in connection with the Transaction (including the Offer and/or the Merger).

    At the effective time of the Merger, Polycom shall assume the Option upon the Consummation of the Merger and the assumed Option shall continue to have, and be subject to the terms and conditions of the Plan and this Agreement as in effect immediately prior to the consummation of the Merger, except that: (a) each such assumed option shall be exercisable solely (or shall become exercisable by its terms solely) for that whole number of shares of Polycom common stock which equals the product of the number of shares of Stock that were issuable upon exercise of such assumed option immediately prior to the consummation of the Merger (assuming an exercise at that time) multiplied by the sum (the "Option Exchange Ratio") of (i) the fraction obtained by dividing $3.11 by the average of the closing prices of Polycom's common stock as quoted on Nasdaq for the five (5) trading days immediately preceding the consummation of the Merger plus (ii) .1177, rounded down to the nearest whole number of shares of Polycom common stock; and (b) the per share exercise price for the shares of Polycom common stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Stock immediately prior to the consummation of the Merger by the Option Exchange Ratio, rounded up to the nearest whole cent.

    7.  Provisions of the Plan.

    This Option is subject to the provisions of the Plan that is available to you, as noted above.

    IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer this      day of October, 2001.

PICTURETEL CORPORATION
Ralph Walker Vice President, Human Resources

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PICTURETEL CORPORATION 1998 ACQUISITION STOCK OPTION PLAN (As amended through October 12, 2001)
PICTURETEL CORPORATION NON-STATUTORY STOCK OPTION (Amended thru September 27, 2001)